UNDERWRITING AGREEMENT

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                                One Boston Place

                           Boston, Massachusetts 02108

                                                                   June 30, 2007

MBSC Securities Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

      This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the principal underwriter of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

      1.    Services as Principal Underwriter

      1.1 You are granted the right and option to purchase Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, for sale to investors either directly or through other broker-dealers. You are not required to purchase any specified number of Shares, but will purchase from the Fund only a sufficient number of Shares as may be necessary to fill unconditional orders received from time to time by you. You will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing. The Fund reserves the right to issue Shares in connection with the merger or consolidation, or acquisition by the Fund through purchase or otherwise, with any other investment company, trust or personal holding company.

      1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

      1.3 You shall act as principal underwriter of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

      1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

      1.5 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information and amendments thereto for regulatory purposes and for distribution to existing shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

      1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

      1.7 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, and (c) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

      1.8 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with

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

said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. You may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in your opinion, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements to Fund counsel within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall provide you reasonable advance notice of any amendment to any registration statement or supplement to any prospectus; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

      1.9 The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use therein or otherwise approved by your affiliates or their representatives in connection with the preparation thereof. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph
1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

      1.10 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

      You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

      In no case shall the Fund indemnify you or your officers or directors, or any such controlling person as to any amounts incurred for any liability arising out of or based upon any action for which you, your officers or directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of the reckless disregard of your obligation and duties under this agreement.

      1.11 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

      1.12 The Fund agrees to advise you immediately in writing:

            (a) of any written request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

            (d) of all formal actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

      1.13  You represent, warrant and covenant that:

            (a) You have full power and authority to enter into and to perform your duties and obligations under this Agreement;

            (b) You are a member in good standing of the National Association of Securities Dealers ("NASD") and the Securities Investor Protection Corporation ("SIPC"), and are registered as a broker-dealer with the Securities and Exchange Commission, and you are qualified to the extent necessary in each state in which you will offer and sell Shares and you or your personnel have all other material licenses, permits, authorizations and registrations necessary under applicable federal and state securities laws to perform your obligations under this Agreement;

            (c) You will use your best efforts, and operate in a manner designed, to comply with the rules of the NASD (including without limitation the Conduct Rules), applicable federal and state securities and fiduciary laws, and all other rules and regulations that now or may become applicable to you in carrying out your duties hereunder; and

            (d) You agree to notify us promptly in the event that you are no longer a member in good standing with the NASD or SIPC, are no longer registered as a broker-dealer with the Securities and Exchange Commission, no longer possess any of the licenses, permits, authorizations or registrations described in paragraph 113(b) or are for any reason unable to perform legally any of your obligations under this Agreement.

            You agree and acknowledge that your representations, warranties and covenants are deemed to be made on the date of this agreement and on the date you purchase Shares for sale to investors.

      1.14 You agree and acknowledge that all liabilities arising hereunder, whether direct or indirect, of any nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Fund or its Trustees as set forth herein to indemnify any party to this Agreement or any other person, if any, shall be satisfied out of the assets of the Fund and that no Trustee, officer or holder of Shares shall be personally liable for any of the foregoing liabilities. The Fund's Agreement and Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers and holders of Shares.

      1.15 In the event of any dispute between the parties, you agree that this agreement shall be construed according to the laws of the state of New York.

      2.    Offering Price

      Shares of any class of the Fund offered for sale by you shall be offered for sale at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

      3.    Term

      This agreement shall continue until the date (the "Reapproval Date") set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for each Series), and thereafter shall continue automatically for successive annual periods ending on the day (the "Reapproval Day") of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days' notice, (a) by vote of holders of a majority of the Fund's or, as to any relevant Series, such Series' outstanding voting securities, or (b) by the Fund's Board as to the Fund or the relevant Series, as the case may be, or (c) by you. This agreement also will terminate automatically, as to the Fund or relevant Series, as the case may be, in the event of its assignment (as defined in said Act).

         Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                          Very truly yours,

                                          MELLON INSTITUTIONAL FUNDS INVESTMENT
                                          TRUST


                                          By:
                                             ----------------------------------
                                             Barbara A. McCann
                                             Secretary and Vice President


Accepted:

MBSC SECURITIES CORPORATION


By:
   ----------------------------------
   Sean P. O'Neal
   Executive Vice President

                                    EXHIBIT A

Name of Series                                               Reapproval Date         Reapproval Day
--------------                                               ---------------         --------------
Mellon Equity Large Cap Growth Fund                          December 31, 2007       December 31st

Mellon Equity Micro Cap Fund                                 December 31, 2007       December 31st

Mellon Institutional Market Neutral Fund                     December 31, 2007       December 31st

Newton International Equity Fund                             December 31, 2007       December 31st

Standish Mellon Fixed Income Fund                            December 31, 2007       December 31st

Standish Mellon Global Fixed Income Fund                     December 31, 2007       December 31st

Standish Mellon High Yield Bond Fund                         December 31, 2007       December 31st

Standish Mellon Intermediate Tax Exempt Bond Fund            December 31, 2007       December 31st

Standish Mellon International Fixed Income Fund              December 31, 2007       December 31st

Standish Mellon International Fixed Income Fund II           December 31, 2007       December 31st

Standish Mellon Yield Plus Fund                              December 31, 2007       December 31st

The Boston Company Emerging Markets Core Equity Fund         December 31, 2007       December 31st

The Boston Company International Core Equity Fund            December 31, 2007       December 31st

The Boston Company International Core Equity Fund II         December 31, 2007       December 31st

The Boston Company International Small Cap Fund              December 31, 2007       December 31st

The Boston Company Large Cap Core Fund                       December 31, 2007       December 31st

The Boston Company Small Cap Growth Fund                     December 31, 2007       December 31st

The Boston Company Small Cap Value Fund                      December 31, 2007       December 31st

The Boston Company Small Cap Value Fund II                   December 31, 2007       December 31st

The Boston Company Small Cap Tax Sensitive Equity Fund       December 31, 2007       December 31st

The Boston Company Small/Mid Cap Growth Fund                 December 31, 2007       December 31st

The Boston Company World ex-U.S. Value Fund                  December 31, 2007       December 31st